Exhibit 23.1

[letterhead of PKF]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 12, 2007 relating to the financial statements of Wonder Auto Technology, Inc. and report dated May 28, 2007 relating to the financial statements of Jinzhou Wanyou Mechanical Parts Co., Ltd. appearing in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF
PKF
Certified Public Accountants
Hong Kong, China

July 3, 2007